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                                                                    EXHIBIT 24.1

ARTHUR ANDERSEN LLP
801 Second Avenue, Suite 800
Seattle WA 98104
(206) 623-8023

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our reports dated April 24, 1996 included in Registration Statement File Nos. 33-53907, 33-03199, 33-54883, 33-34511,
33-53905. It should be noted that we have not audited any financial statements of Univar Corporation subsequent to February 29, 1996 or performed any audit procedures subsequent to April 24, 1996, the date of our report.


Arthur Andersen LLP
Seattle, Washington,
May 17, 1996





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